EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 22, 2009, by and among PETROLEUM DEVELOPMENT CORPORATION (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of November 4, 2005 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement (a) to extend the Maturity Date, (b) to permit the Borrower to incur additional unsecured Indebtedness, and (c) for certain other purposes as provided herein; and

WHEREAS, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Additional Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:

“Allocated Partnership Volumes” means, with respect to each Sponsored Partnership at any time, the volumes of Crude Oil and Natural Gas under any Swap Agreement then in effect allocated by Borrower to the Other Attributed Interests.

“Co-Documentation Agent” mean, so long as each such Person is a Lender, each Person identified as such on Schedule 2.01.

“Indenture” means that certain Indenture dated as of February 8, 2008, by and between the Borrower, as issuer and The Bank of New York, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of February 8, 2008.

“Limited Partnership Interests” means any Equity Interests owned by any Person (other than any Credit Party) in any Sponsored Partnership.

“Other Attributed Interests” means any Oil and Gas Interests indirectly owned by any Person (other than any Credit Party) through the ownership of Limited Partnership Interests and attributed to such Person in proportion to such Person’s ownership of such Limited Partnership Interests.

“Permitted Refinancing” means any Senior Notes incurred or issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund, existing Senior Notes, in whole or in part, from time to time, but only to the extent the principal amount of such new Senior Notes (or if such new Senior Notes are issued at a discount, the initial issuance price of such new Senior Notes) does not, together with the principal amount outstanding of all other Senior Notes, exceed the amount permitted under Section 7.01(i) (plus the amount of any premiums paid and fees and expenses incurred in connection therewith).

“Sixth Amendment Effective Date” means May 22, 2009.

1.2 Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

“Aggregate Revolving Commitment” means, as of the Sixth Amendment Effective Date, $350,000,000 and thereafter as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.03 and as a result of changes in the Borrowing Base pursuant to Article III; provided that such amount shall not at any time exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base.  If at any time the Borrowing Base is reduced below the Aggregate Revolving Commitment, the Aggregate Revolving Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time.

“Applicable Rate” means, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	2.375%	3.250%	0.500%
Equal to or greater than 75% and less than 90%	2.125%	3.000%	0.500%
Equal to or greater than 50% and less than 75%	1.875%	2.750%	0.500%
Equal to or greater than 25% and less than 50%	1.625%	2.500%	0.500%
Less than 25%	1.375%	2.250%	0.500%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Lender Certificate, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Maturity Date” means May 22, 2012.

“Maximum Facility Amount” means $500,000,000.

“Net Cash Proceeds” means, (i) with respect to the sale of Borrowing Base Properties (including Attributed Interests) by the Borrower or any Restricted Subsidiary (or Sponsored Partnership with respect to Attributed Interests), the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such sale, but only as and when so received, over (b) the sum of (1) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than the Loans), and (2) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary (or Sponsored Partnership with respect to Attributed Interests) in connection with such sale and (ii) with respect to any issuance of Senior Notes, the cash proceeds from such issuance of Senior Notes net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Redetermination Date” means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any Scheduled Redetermination, on or about May 15 and November 15 of each year, commencing November 15, 2005, (b) with respect to any Special Redetermination requested by the Borrower pursuant to Section 3.03, the first day of the first month which is not less than twenty (20) Business Days following the date of a request by the Borrower for a Special Redetermination and (c) with respect to any Special Redetermination requested by the Required Lenders, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.05.

“Senior Notes” means (a) the 12% Senior Notes due 2018, issued pursuant to the Indenture, and (b) senior unsecured subordinated notes and senior unsecured notes issued after the Sixth Amendment Effective Date; provided that (i) the terms of such notes do not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six months after the Maturity Date, (ii) the covenant, default and remedy provisions of such notes are substantially the same as those set forth in the Indenture as in effect on the Sixth Amendment Effective Date, (iii) the mandatory prepayment, repurchase and redemption provisions of such notes are substantially the same as those set forth in the Indenture as in effect on the Sixth Amendment Effective Date, and (iv) the non-default interest rate on the outstanding principal balance of such notes does not exceed the prevailing market rate then in effect for similarly situated credits at the time such notes are issued.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the  Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries (i) is a Material Domestic Subsidiary owning Oil and Gas Interests included in the Borrowing Base Properties or (ii) guarantees any indebtedness, liabilities, or other obligations under any now existing or hereafter outstanding Senior Notes.

1.3 Mandatory Prepayment of Loan.  Section 2.11 of the Credit Agreement shall be and it hereby is amended by (a) deleting the last sentence of clause (b) thereof in its entirety and (b) adding new clauses (c), (d) and (e) to read as follows:

(c)           In the event any Borrowing Base Deficiency occurs as a result of a reduction in the Borrowing Base pursuant to Section 3.07, the Borrower shall prepay the Loans with the Net Cash Proceeds received as a result of the issuance of such Senior Notes immediately upon receipt of such Net Cash Proceeds to the extent necessary to eliminate such Borrowing Base Deficiency after giving to such reduction in the Borrowing Base pursuant to Section 3.07.

(d)           Notwithstanding anything to the contrary contained in clauses (a), (b) and (c) of this Section 2.11, in the event the Aggregate Revolving Credit Exposure exceeds (i) the Maximum Facility Amount or (ii) the Aggregate Revolving Commitment at any time other than, with respect to this clause (ii), as a result of the occurrence of a Borrowing Base Deficiency to which neither Section 2.11(b) nor Section 2.11(c) apply, the Borrowers shall immediately prepay, subject to any funding indemnification amounts required by Section 2.16, the principal amount of the Loans to the extent necessary to eliminate such excess.

(e)           Amounts applied to the prepayment of Borrowings pursuant to this Section shall be first applied ratably to ABR Borrowings then outstanding and, upon payment in full of all outstanding ABR Borrowings, second, to Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Any prepayments pursuant to this Section shall be accompanied by accrued interest to the extent required by Section 2.13 and any funding indemnification amounts required by Section 2.16.

1.4 Additional Reductions in Borrowing Base.  Section 3.07 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 3.07.                                Additional Reductions in Borrowing Base.  Upon the issuance of any Senior Notes by any Credit Party (other than any Permitted Refinancing to the extent such Senior Notes are used to extend, refinance, renew, replace, defease or refund existing Senior Notes), the Borrowing Base then in effect shall automatically be reduced by $300 for each $1,000 in stated principal amount of such Senior Notes on the date such Senior Notes are issued.

1.5 Capitalization.  Section 4.13 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 4.13.                                Capitalization.  Schedule 4.13 lists as of the Sixth Amendment Effective Date, (a) for the Borrower and each Restricted Subsidiary, its full legal name and its jurisdiction of organization, (b) for each Restricted Subsidiary, the number of shares of capital stock or other Equity Interests outstanding and the owner(s) of such shares or Equity Interests and (c) with respect to each Sponsored Partnership, the Partnership Interests owned by each Credit Party in such Sponsored Partnership.

1.6 Compliance Certificate.  Section 6.01(c) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in a form reasonably acceptable to Administrative Agent signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations in a form reasonably acceptable to the Administrative Agent demonstrating compliance with clauses (x) and (y) of Section 7.05(a), (iii) setting forth, in a form reasonably acceptable to the Administrative Agent, the aggregate net amount of all unpaid holdback or reimbursement obligations of the Sponsored Partnerships to the Credit Parties with respect to all Allocated Partnership Volumes, taken as a whole, in the event such aggregate amount exceeds $5,000,000 as of the last day of any fiscal year of the Borrower with respect to the financial statements delivered under clause (a) above and as of the last day of any fiscal quarter of the Borrower with respect to the financial statements delivered under clause (b) above and (iv)  setting forth reasonably detailed calculations demonstrating compliance with Section 7.11.

1.7 Indebtedness.  Clause (i) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(i)           subject to any adjustment of the Borrowing Base required under Section 3.07 and any mandatory prepayment required under Section 2.11(c), unsecured Indebtedness under the Senior Notes in an aggregate principal amount not exceeding $450,000,000 and Permitted Refinancings of any such Indebtedness that does not cause the aggregate principal amount of the Senior Notes to exceed the maximum principal amount permitted under this clause (i) as of the date such Permitted Refinancing is consummated;

1.8 Swap Agreements.  Section 7.05 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.05.                                Swap Agreements.  The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries or any Sponsored Partnership to, enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business and not for speculative purposes to:

(a) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower, any Restricted Subsidiary or any Sponsored Partnership has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower (whether on its own behalf or on behalf of any Sponsored Partnership), any Restricted Subsidiary or any Sponsored Partnership enters into any such Swap Agreement, such Swap Agreement when aggregated with all other Swap Agreements then in effect would not cause the aggregate notional volume per month for each of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements then in effect (other than Swap Agreements that (i) are basis differential only swaps for volumes of Natural Gas included under other Swap Agreements permitted by this Section 7.05(a), (ii) are a hedge of volumes of Crude Oil or Natural Gas by means of a price “floor” for which there exists no deferred obligation to pay the related premium or other purchase price or the only deferred obligation is to pay the financing for such premium or other purchase price, or (iii) for purposes of determining compliance with clause (y) below, are volumes of Crude Oil and Natural Gas included in Allocated Partnership Volumes) to exceed, as of the date such Swap Agreement is executed, either (x) eighty percent (80%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower, the Restricted Subsidiaries, and the Sponsored Partnerships, taken as a whole, or (y) eighty percent (80%) of the “forecasted production from proved producing reserves” of the Borrower and the Restricted Subsidiaries (including the Attributed Interests), in each case, for any month during the forthcoming four year period; and

(b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party.

As used in this Section 7.05, “forecasted production from proved producing reserves” means the forecasted production of each of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 6.01, after giving effect to (x) any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report and (y) any adjustments for changes in the forecasted production from proved producing reserves of Crude Oil and Natural Gas since delivery by the Borrower of the most recent Reserve Report based on the actual production of Crude Oil and Natural Gas set forth in any reports delivered to the Administrative Agent pursuant to Section 6.01(d) for the period specified therein and as calculated in accordance with Exhibit G attached hereto; provided that, in the case of clause (y) above, if such adjustments reflect an increase in the forecasted production from proved producing reserves of either Crude Oil or Natural Gas of more than fifteen percent (15%) of the forecasted production from proved producing reserves of Crude Oil or Natural Gas, as applicable, for the forthcoming five year period as reflected in the most recently delivered Reserve Report, then the Administrative Agent may, or at the direction of the Required Lenders shall, request and the Borrower shall deliver to the Administrative Agent and the Lenders within thirty (30) days after such request, an engineering analysis, on a month by month basis as to Crude Oil and Natural Gas separately, of the proved producing component of all New Production for the forthcoming five year period prepared by a petroleum engineer employed by the Borrower that confirms such increase in such forecasted production from such New Production and that is otherwise reasonably acceptable to the Administrative Agent. Each Credit Party and each Lender agrees and acknowledges that (i) the Existing Swap Agreements are Swap Agreements permitted under this Section 7.05, (ii) as of the Effective Date, the counterparty to such Swap Agreements is a Lender Counterparty, and (iii) the obligations of the Credit Parties under such Swap Agreements are included in the defined term “Obligations” and such obligations are entitled to the benefits of, and are secured by the Liens granted under, the Security Instruments.  In the event any Credit Party enters into a Swap Agreement, the terms and conditions of such Swap Agreement may not be amended or modified, nor may any Credit Party sell, assign, monetize, transfer, cancel or otherwise dispose of any of its rights and interests in any such Swap Agreement without the prior written consent of the Required Lenders (it being understood that any Lender Counterparty may sell, assign, transfer, novate, or otherwise dispose of its rights and interests in any Swap Agreement to any Approved Counterparty at any time).

1.9 Restrictive Agreements.  Section 7.08 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.08.                                Restrictive Agreements.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Indenture (or any documents evidencing or relating to the issuance of any permitted Senior Notes or any Permitted Refinancing), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (v) the foregoing shall not apply to the Organizational Documents of the Borrower or any Restricted Subsidiary as in effect on the Effective Date or any amendment or modification thereof after the Effective Date that complies with Section 7.10. Neither the Borrower nor any of  its Restricted Subsidiaries will permit any Sponsored Partnership to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Sponsored Partnership to (x) create, incur or permit to exist any Lien upon any of its Oil and Gas Interests, (y) pay dividends or other distributions with respect to any of its Equity Interests or (z) to make or repay loans or advances to the Borrower or any Restricted Subsidiary; provided that the foregoing shall not apply to the Organizational Documents of any existing Sponsored Partnership as in effect on the Effective Date or any Sponsored Partnership formed after the date hereof if the Organizational Documents of such Sponsored Partnership are substantially the same as the Organizational Documents of the Sponsored Partnerships existing on the Effective Date or any amendment or modification thereof after the Effective Date that complies with Section 7.10.

1.10 Financial Covenants.  Section 7.11 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.11.                                Financial Covenants.

 (a)           Consolidated Current Ratio.  The Borrower will not permit the Consolidated Current Ratio as of the end of any fiscal quarter ending on or after December 31, 2005, to be less than 1.00 to 1.00.

(b)           Leverage Ratio.

(i)           The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after March 31, 2009 and on or before December 31, 2010, of (i) Consolidated Funded Indebtedness as of the end of such fiscal quarter, to (ii) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter to be greater than 4.25 to 1.00.

(ii)           The Borrower will not permit the ratio, determined as of the end of the fiscal quarters ending March 31, 2011 and June 30, 2011, of (i) Consolidated Funded Indebtedness as of the end of such fiscal quarter, to (ii) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter to be greater than 4.00 to 1.00.

(iii)           The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after September 30, 2011, of (i) Consolidated Funded Indebtedness as of the end of such fiscal quarter, to (ii) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter to be greater than 3.75 to 1.00.

1.11 Senior Notes Restrictions.  Article VII of the Credit Agreement shall be and it hereby is amended by adding a new Section 7.13 to read as follows:

Section 7.13.  Senior Notes Restrictions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for regularly scheduled payments of interest required under the Senior Notes, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Senior Notes (or any Permitted Refinancing thereof); provided that so long as no Default has occurred and is continuing, the Borrower may retire, redeem, defease, repurchase or prepay the Senior Notes with the proceeds of any Permitted Refinancing permitted pursuant to Section 7.01(i).

1.12 Agents.  The last sentence of the third paragraph of Article X shall be and it hereby is amended and restated in its entirety to read as follows:

 No Person identified as a Syndication Agent or Co-Documentation Agent on Schedule 2.01 or as a Joint Lead Arranger, in each case in its respective capacity as such, shall have any responsibilities or duties, or incur any liability, under this Agreement or the other Loan Documents.

1.13 Waivers; Amendments.  Clause (b) of Section 11.02 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (1) increase the Borrowing Base without the written consent of each Lender, (2) increase the Applicable Percentage or Revolving Commitment of any Lender without the written consent of such Lender, (3) increase the Maximum Facility Amount without the written consent of each Lender, (4) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (5) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any of the Aggregate Revolving Commitment, without the written consent of each Lender affected thereby, (6) change Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (7) release any Credit Party from its obligations under the Loan Documents or, except in connection with any sales, transfers, leases or other dispositions permitted in Section 7.03, release any of the Collateral without the written consent of each Lender, or (8) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.  Notwithstanding anything to the contrary herein and so long as any Lender is a Defaulting Lender, such Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder; provided that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders (other than clauses (1) and (3) set forth above) or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

1.14 Amendment to Exhibits.  The Credit Agreement shall be and it hereby is amended by renaming the Exhibit entitled “Exhibit F – Calculation of Forecasted Production” as “Exhibit G – Calculation of Forecasted Production”.

1.15 Amendment to Schedules.  Schedule 2.01 and Schedule 4.13 to the Credit Agreement shall be and they hereby are amended in their respective entireties and replaced with Schedule 2.01 and Schedule 4.13 attached hereto.

SECTION 2. Redetermined Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base and the Monthly Reduction pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of the Sixth Amendment Effective Date, the Borrowing Base is $350,000,000 and the Monthly Reduction is $0.00.

SECTION 3. Reallocation of Revolving Commitments and Loans.  The Lenders have agreed among themselves to reallocate their respective Revolving Commitments and Administrative Agent and the Borrower hereby consent to such reallocation.  On the date this Amendment becomes effective and after giving effect to such reallocation of the Aggregate Revolving Commitment, the Revolving Commitment of each Lender shall be as set forth on Schedule 2.01 of this Amendment.  Any reallocation among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if such Lenders had executed an Assignment and Assumption with respect to such reallocation.  To the extent requested by any Lender in accordance with Section 2.16 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.

SECTION 4. Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base set forth in Section 2 of this Amendment, and the reallocation of the Revolving Commitments set forth in Section 3 of this Amendment shall each be effective upon the satisfaction of each of the conditions set forth in this Section 4.

4.1 Execution and Delivery.  Each Credit Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

4.2 No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

4.3 Fees.  The Borrower, the Administrative Agent and J.P. Morgan Securities, Inc., as a Joint Lead Arranger and the Sole Bookrunner (“J.P. Morgan”), shall have executed and delivered a fee letter in connection with this Amendment, and the Administrative Agent and J.P. Morgan shall have received the fees separately agreed upon in such fee letter.

4.4 Authorization and Good Standing.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and any other legal matters relating to the Credit Parties or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.5 Mortgages and Title.  The Administrative Agent shall have received Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Borrowing Base Properties, or the portion thereof, as required by Section 6.09 and 6.10 of the Credit Agreement.

4.6 Borrowing Base Deficiency.  To the extent any Borrowing Base Deficiency would occur as a result of the Redetermination of the Borrowing Base pursuant to Section 2 hereof, the Borrower shall have prepaid (or substantially contemporaneous with the effectiveness of this Amendment, shall prepay) the Borrowings in an amount sufficient to eliminate such Borrowing Base Deficiency.

4.7 Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated by the Credit Agreement, as amended to date, and by this Amendment and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

4.8 Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 5. Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

5.1 Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments contained herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date).

5.2 Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party.

5.3 Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4 No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.5 Existing Senior Notes.  As of the date hereof, the aggregate principal amount of all outstanding Senior Notes is $203,000,000.

SECTION 6. Miscellaneous.

6.1 Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

6.2 Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3 Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.4 Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.5 Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7 Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

Sixth Amendment to
Amended and Restated Credit Agreement
65274792.12

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

PETROLEUM DEVELOPMENT CORPORATION

By:  /s/ Darwin L. Stump
Name:  Darwin L. Stump
Title:  Vice President Accounting Operations

GUARANTORS:

RILEY NATURAL GAS COMPANY

By:  /s/ Dariwn L. Stump

Name:  Darwin L. Stump

Title:  Treasurer

UNIOIL

By:  /s/ Darwin L. Stump

Name:  Darwin L. Stump

Title  President

PA PDC, LLC

By:  /s/ Darwin L. Stump
Name:  Darwin L. Stump
Title:  Treasurer

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Signature Page

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent and as a Lender

By: /s/ JoLinda Papadakis
Name: Jo Linda Papadakis
Title: Vice President

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Signature Page

BNP PARIBAS,

as a Lender and as Syndication Agent

By: /s/ Doug Liftman
Name: Doug Liftman
Title: Managing Director

By: /s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

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Signature Page

BANK OF AMERICA, N.A., as a Lender

and as a Co-Documentation Agent

By: /s/ Stephen J. Hoffman
Name:  Stephen J. Hoffman
Title:  Managing Director

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Signature Page

CALYON NEW YORK BRANCH,

as a Lender and as a Co-Documentation Agent

By:  /s/ Mark A. Roche

Name: Mark A. Roche

Title:  Managing Director

By: /s/ Sharada Manne

Name:  Sharada Manne

Title:  Director

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BANK OF MONTREAL, as a Lender

and as a Co-Documentation Agent

By: /s/ Gumaro Tijerina

Name: Gumaro Tijerina

Title:  Director
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WACHOVIA BANK, N.A., as a Lender

By:  /s/ Paul Pritchett
Name:  Paul Pritchett
Title:  Vice President

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GUARANTY BANK, FSB, as a Lender

By:  /s/ W. David McCarver IV
Name:  W. David McCarver IV
Title:  Vice President

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Signature Page

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:  /s/ Matthew J. Main
Name:  Matthew J. Main
Title:  Managing Director

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Signature Page

BANK OF OKLAHOMA, as a Lender

By: /s/ Wes Webb
Name:  Wes Webb
Title:  Senior Vice President

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COMPASS BANK,

as a Lender

By:  /s/ Kathleen J. Bowen

Name:  Kathleen J. Bowen

Title:  Senior Vice President

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Signature Page

THE BANK OF NOVA SCOTIA,

as a Lender

By:  /s/ David G. Mills

Name:  David G. Mills

Title:  Managing Director

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SCHEDULE 2.01
Applicable Percentages and Revolving Commitments
Lender	Title	Applicable Percentage	Revolving Commitment[1]
JPMorgan Chase Bank , N.A. Mail Code IL1-0010 10 South Dearborn, Floor 07 Chicago, Illinois 60603-2003 Attention: Mi Y Kim Telephone: (312) 732-4853 Facsimile: (312) 385-7098 mi.y.kim@jpmchase.com With a copy to: JPMorgan Chase Bank, N.A. Mail Code TX2-S038 712 Main Street Houston, TX 77002 Attention: Jo Linda Papdakis Telephone: (713) 216-7743 Facsimile: (713) 216-7770 Jo.l.papadakis@jpmorgan.com	Administrative Agent and a Lender	10.5714286%	$37,000,000
BNP Paribas 1200 Smith Street, Suite 3100 Houston, TX 77002 Attention: Douglas R. Liftman Telephone: (713) 982-1154 Facsimile: (713) 659-6915 doug.liftman@americas.bnpparibas.com	Syndication Agent and a Lender	10.5714286%	$37,000,000
Bank of America, N.A. 100 Federal Street Boston, MA 02110 Mail Stop MA5-100-09-01 Attention: Stephen J. Hoffman Telephone: (617) 434-4874 Facsimile: (617) 434-3652 stephen.j.hoffman@bankofamerica.com	Co-Documentation Agent and a Lender	10.5714286%	$37,000,000
Calyon New York Branch 1301 Travis, Suite 2100 Houston, Texas 77002 Attention: Mark Roche Telephone: (713) 890-8617 Facsimile: (713) 890-8668 mark.roche@us.calyon.com	Co-Documentation Agent and a Lender	10.5714286%	$37,000,000

1As of the Sixth Amendment Effective Date, as such amount may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of changes in the Aggregate Revolving Commitment pursuant to Section 2.03, (c) reduced or increased from time to time as a result of changes to the Borrowing Base pursuant to Article III and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.

 Schedule 2.01

Lender	Title	Applicable Percentage	Revolving Commitment[1]
Bank of Montreal 700 Louisiana, Suite 4400 Houston, Texas 77002 Attention: Gumaro Tijerina Telephone: (713) 546-9744 Facsimile: (713) 223-4007 gumaro.tijerina@bmo.com with a copy to: Bank of Montreal 1st Canadian Place, 19th Floor Toronto, Ontario Canada M5X 1A1 Attention: Maria Tan Telephone: (416) 867-6983 Facsimile: (416) 867-4050 maria.tan@bmo.com	Co-Documentation Agent and Lender	10.5714286%	$37,000,000
Wachovia Bank, N.A. c/o Wachovia Capital Markets, LLC 1001 Fannin Street, Suite 2255 Houston, Texas 77002 Attention: Philip Trinder Telephone: (713) 346-2718 Facsimile: (713) 650-6354 phillip.trinder@wachovia.com with a copy to: Wachovia Bank, N.A. 201 S. College Street, CP9 Charlotte, NC 28288 Attention: Todd Tucker Telephone: (704) 383-0905 Facsimile: (704) 715-0097 todd.tucker@wachovia.com	Lender	8.5714286%	$30,000,000
Guaranty Bank, FSB 8333 Douglas Avenue Dallas, Texas 75225 Attention: Charlotte McLain Telephone: (214) 360-4883 Facsimile: (214) 360-1938 charlotte.mclain@guarantybank.com with a copy to: Guaranty Bank, FSB 333 Clay, Suite 4400 Houston, Texas 77002 Attention: W. David McCarver IV Telephone: (713) 890-8897 Facsimile: (713) 890-8868 david.mccarver@guarantybank.com	Lender	8.5714286%	$30,000,000

Schedule 2.01

Lender	Title	Applicable Percentage	Revolving Commitment[1]
The Royal Bank of Scotland plc 101 Park Avenue, 6th Floor New York, New York 10178 Attention: Jacob Abraham Telephone: (212) 401-3563 Facsimile: (212) 401-1494 jacob.abraham@rbs.com with a copy to: The Royal Bank of Scotland plc 600 Travis Street, Suite 6500 Houston, Texas 77002 Attention: Matthew Main Telephone: (713) 221-2400 Facsimile: (713) 221-2428 matthew.main@rbs.com	Lender	8.5714286%	$30,000,000
Bank of Oklahoma P.O. Box 2300 Tulsa, Oklahoma 74192 Attention: Wes Webb Telephone: (918) 588-6981 Facsimile: (918) 588-6880 wwebb@bokf.com with a copy to: Bank of Oklahoma 1500 S. Midwest Blvd Midwest City, OK 73110 Attention: Sherry Ray Telephone: (405) 736-8947 Facsimile: (405) 272-4644 seray@bokf.com	Lender	7.1428571%	$25,000,000
Compass Bank 24 Greenway Plaza, Suite 1400A Houston, Texas 77046 Attention: Kathy Bowen Telephone: (713) 968-8273 Facsimile: (713) 968-8292 Kathy.bowen@compassbank.com with a copy to: Compass Bank 24 Greenway Plaza, Suite 1400A Houston, Texas 77046 Attention: Stacey R. Box Telephone: (713) 993-8580 Facsimile: (713) 968-8292 Stacey.box@compassbank.com	Lender	7.1428571%	$25,000,000

Schedule 2.01

Lender	Title	Applicable Percentage	Revolving Commitment[1]
The Bank of Nova Scotia 711 Louisiana, Suite 1400 Houston, Texas 77002-2716 Attention: Sandra Aultman Telephone: (713) 759-3428 Facsimile: (713) 752-2425 sandra_aultman@scotiacapital.com	Lender	7.1428571%	$25,000,000
TOTAL		100.0000000%	$350,000,000.00

Sixth Amendment to
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65274792
Schedule 2.01

SCHEDULE 4.13

CAPITALIZATION

Borrower:	Petroleum Development Corporation (PDC), a Nevada corporation

Restricted Subsidiaries:	Riley Natural Gas Company, a West Virginia corporation with 500 shares of $1.00 par value capital stock outstanding, owned 100% by PDC

Unioil, a Nevada corporation with 1,000 shares of $0.01 per value capital stock outstanding, owned100% by PDC.

PA PDC, LLC, a Delaware corporation, 100% of the limited liability company interests owned byPetroleum Development Corporation.

PDC Ownership of Sponsored Partnerships as of September 30, 2007

NAME OF PARTNERSHIP	GP	LP	TOTAL
PENNWEST PETROLEUM GROUP 1984 LIMITED PARTNERSHIP	5.00%	39.06%	44.06%
PENNWEST PETROLEUM GROUP 1985-A LIMITED PARTNERSHIP	5.00%	63.84%	68.84%
PETROWEST GAS GROUP 1987-B LIMITED PARTNERSHIP	5.00%	53.76%	58.76%
PDC 1989-A LIMITED PARTNERSHIP	20.00%	40.33%	60.33%
PDC 1989-B LIMITED PARTNERSHIP	20.00%	34.93%	54.93%
PDC 1996-D LIMITED PARTNERSHIP	20.00%	4.11%	24.11%
PDC 1997-D LIMITED PARTNERSHIP	20.00%	5.43%	25.43%
PDC 1998-D LIMITED PARTNERSHIP	20.00%	4.07%	24.07%
PDC 1999-D LIMITED PARTNERSHIP	20.00%	1.19%	21.19%
PDC 2000-B LIMITED PARTNERSHIP	20.00%	1.05%	21.05%
PDC 2000-C LIMITED PARTNERSHIP	20.00%	1.20%	21.20%
PDC 2000-D LIMITED PARTNERSHIP	20.00%	1.80%	21.80%
PDC 2001-A LIMITED PARTNERSHIP	20.00%	1.58%	21.58%
PDC 2001-B LIMITED PARTNERSHIP	20.00%	1.99%	21.99%
PDC 2001-C LIMITED PARTNERSHIP	20.00%	2.82%	22.82%
PDC 2001-D LIMITED PARTNERSHIP	20.00%	1.02%	21.02%
PDC 2002-A LIMITED PARTNERSHIP	20.00%	1.01%	21.01%
PDC 2002-B LIMITED PARTNERSHIP	20.00%	1.43%	21.43%
PDC 2002-C LIMITED PARTNERSHIP	20.00%	0.85%	20.85%
PDC 2002-D LIMITED PARTNERSHIP	20.00%	1.60%	21.60%
PDC 2003-A LIMITED PARTNERSHIP	20.00%	1.74%	21.74%
PDC 2003-B LIMITED PARTNERSHIP	20.00%	0.54%	20.54%
PDC 2003-C LIMITED PARTNERSHIP	20.00%	1.23%	21.23%
PDC 2003-D LIMITED PARTNERSHIP	20.00%	0.09%	20.09%
PDC 2004-A LIMITED PARTNERSHIP	20.00%	0.32%	20.32%
PDC 2004-B LIMITED PARTNERSHIP	20.00%	0.07%	20.07%
PDC 2004-C LIMITED PARTNERSHIP	20.00%	0.00%	20.00%
PDC 2004-D LIMITED PARTNERSHIP	20.00%	0.11%	20.11%
PDC 2005-A LIMITED PARTNERSHIP	20.00%	0.04%	20.04%
PDC 2005-B LIMITED PARTNERSHIP	20.00%	0.02%	20.02%
ROCKIES REGION PRIVATE LIMITED PARTNERSHIP	30.00%	0.00%	30.00%
ROCKIES REGION 2006 LIMITED PARTNERSHIP	37.00%	0.00%	37.00%
ROCKIES REGION 2007 LIMITED PARTNERSHIP	37.00%	0.00%	37.00%
Schedule 4.13